UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor
Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 588-1960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On November 20, 2017, Matthew Dallas and AVEO Pharmaceuticals, Inc. (the “Company”) entered into a severance and change in control agreement (the “Severance Agreement”) to provide Mr. Dallas certain severance benefits were his employment as Chief Financial Officer of the Company to cease in the future.

Pursuant to the Severance Agreement, in the event that Mr. Dallas’ employment is terminated without “cause” or due to “disability,” or if Mr. Dallas terminates his employment for “good reason” (as such terms are defined in the Severance Agreement), Mr. Dallas will be entitled to receive: (i) his base salary in effect on the date of termination (the “Termination Date”) until the earlier of (A) the date 6 months following the Termination Date in the event that such termination occurs prior to June 30, 2018 or the date 12 months following the Termination Date in the event that such termination occurs on or after June 30, 2018 (such period as applicable, the “Severance Period”) and (B) the date on which Mr. Dallas commences other employment or a consulting relationship with substantially equivalent compensation; (ii) reimbursement of monthly premiums for health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act in an amount equal to the amount contributed by the Company for active employees with similar benefits and similar participating beneficiaries until the earlier of (A) the end of the Severance Period or (B) the date that he becomes eligible for group health coverage through another employer; and (iii) any base salary earned but not paid through the date of termination, any vacation time accrued but not used through the date of termination, and any reimbursable business expenses incurred through the date of termination.

The severance benefits specified in (i) and (ii) above are subject to the execution and effectiveness of a general release of claims in favor of the Company.  In the event Mr. Dallas is terminated following a Change in Control (as defined in the Key Employee Change in Control Severance Benefits Plan, as previously disclosed by the Company (the “Change in Control Plan”)), any benefits paid to Mr. Dallas shall be determined pursuant to the Change in Control Plan.

The Severance Agreement also includes standard non-competition, non-solicitation and non-disparagement provisions.

The foregoing summary of the Severance Agreement is qualified in its entirety by the full text of the Severance Agreement, which is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Severance and Change in Control Agreement; dated November 20, 2017, between AVEO Pharmaceuticals, Inc. and Matthew Dallas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: November 20, 2017
By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer